OMB APPROVAL
UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549	OMB Number: 3235-0060 Expires: January 31, 2008 Estimated average burden hours per response 38.0

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):    December 21, 2006

Bed Bath & Beyond Inc.

(Exact name of registrant as specified in its charter)

New York	0-20214	11-2250488
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

650 Liberty Avenue

Union, New Jersey  07083

(Address of principal executive offices)    (Zip Code)

(908) 688-0888

Registrant’s telephone number, including area code

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02               Departure of Directors or Principal Officers; Election of Directors; Appointment of

  Principal Officers; Compensatory Arrangements of Certain Officers.

Section 409A Remediation for Employee Stock Options

The information set forth under the heading “Section 409A Remediation for Employee Stock Options” in Item 8.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 5.02.

Amendments to Employment Agreements

On December 26, 2006, Bed Bath & Beyond Inc. (the “Company”) entered into amendments to the employment agreements for each of Eugene Castagna, Matthew Fiorilli and Arthur Stark.  The amendments provide for certain changes which the Company believes are necessary and appropriate to comply with the requirements of Section 409A of the Internal Revenue Code, as amended (“Section 409A”).  Specifically, the amendments eliminate the Company’s discretion to pay severance amounts in either the form of installments or a lump sum and provide that severance amounts will only be paid in the form of installments.  The amendments also provide for a six month delay in payment of certain amounts payable upon termination of employment to the extent necessary to comply with the requirements of Section 409A.

Item 8.01               Other Events.

Section 409A Remediation for Employee Stock Options

As previously disclosed, a special committee of two independent members of the Company’s Board of Directors, with the assistance of independent legal counsel and outside accounting advisors, conducted a review of the stock option grants and restricted share awards made by the Company during the period from its initial public offering in 1992 through May 15, 2006.  The review identified various deficiencies in the process of granting and documenting stock options and restricted shares.  As a result of these deficiencies, the special committee recommended, among other things, revised measurement dates for certain stock option grants.

For purposes of Section 409A, a stock option granted with an exercise price that has been deemed to be less than the fair market value of the underlying common stock on the date of grant, to the extent that it was not vested as of January 1, 2005, will be subject to adverse tax consequences unless brought into compliance with Section 409A (such stock options are referred to herein as the “Affected Options”).  Grants of the Affected Options were made to over 1,600 of the Company’s employees.  In order to protect the employees holding Affected Options from such adverse tax consequences under Section 409A, the Company’s Board of Directors (excluding the three directors who are officers of the Company) and the Compensation Committee of the Board of Directors jointly approved the following actions on December 21, 2006:

•         With respect to all outstanding Affected Options held by Warren Eisenberg and Leonard Feinstein, the Co-Chairmen of the Company, and Steven Temares, the Chief Executive Officer of the Company, the exercise price of such options that were not vested as of January 1, 2005 will be increased prior to the end of calendar 2006 to the fair market value of the Company’s common stock on the new measurement dates.  Each of Messrs. Eisenberg, Feinstein and Temares has informed the Board that they decline to be considered for payment of the difference between the original exercise price and the fair market value of the Company’s common stock on the new measurement date for each Affected Option or any other payment or consideration in respect of such adjustment to the exercise price of the Affected Options held by him.

•         With respect to all outstanding Affected Options held by six senior officers of the Company (including Eugene Castagna, Matthew Fiorilli and Arthur Stark, each of whom is an “executive officer” as defined in Rule 16a-1(f) promulgated under the Securities Exchange Act of 1934, as amended), each such officer will be given the choice, with respect to each grant of Affected Options, to either (i) select a calendar year in which such Affected Options will be exercisable (with earlier limited exercise periods in the case of such officer’s separation from service under pre-existing employment agreements, subject to the six month delay to the extent required by Section 409A), or (ii) elect to increase the exercise price of such Affected Options to the fair market value of the Company’s common stock on the new measurement dates, in which case the officer agreed he will not receive the difference between the original exercise price and the fair market value of the Company’s common stock on the new measurement date for each applicable Affected Option or any other payment or consideration in respect of such adjustment to the exercise price of the Affected Options held by such officer.

•         With respect to all outstanding Affected Options held by all other employees and/or former employees of the Company (other than three former employees who made the election described in clause (i) of the immediately preceding bullet point), the exercise price of such Affected Options that were not vested as of January 1, 2005 will be increased, effective as of the close of trading on December 29, 2006, to the fair market value of the Company’s common stock on the new measurement date for each such Affected Option and such employees and former employees will receive a cash payment from the Company in early 2007 in an amount equal to the difference between the original exercise price and the fair market value of the Company’s common stock on the new measurement dates for each Affected Option (less applicable payroll tax withholdings).  Employees terminated for “cause” prior to the payment date will not be entitled to the cash payment.  An employee who resigns prior to the payment date, will receive a cash payment applicable only to those Affected Options that are vested upon such employee’s termination date.

•                  With respect to Affected Options that were exercised during the 2006 calendar year, the Company will reimburse any holder for any tax liability (beyond typical income tax and other usual payroll deductions) resulting under Section 409A due to the exercise of such Affected Option.  No executive officer has exercised Affected Options during calendar 2006.

While the Company is currently reviewing the accounting treatment related to the remediation for employee stock options as described above, the Company believes it is likely it will recoup a substantial portion of the cash payments described above over the next several years through higher proceeds from the exercise of the Affected Options at the higher exercise prices.  The Internal Revenue Service has not yet issued final guidance under Section 409A.  To the extent that such final guidance requires any changes to the approved actions, the Company will so notify affected option holders.

In order to update the Company’s systems and commence processing the payments described above, the Company plans to designate a time period during which affected optionholders will be unable to exercise grants containing their Affected Options using the on-line broker-assisted cashless exercise system which assists the Company in the administration of its stock option plans.  This time period will begin after the close of the trading day on December 29, 2006 and will end as soon as the Company has completed all processing, which is currently expected by January 31, 2007.  Additionally, the Company anticipates that there will be a short time during this period when the on-line cashless exercise system will not be available to any users while system maintenance is being performed.  Although the on-line system may not be available during these time periods, employees may exercise any vested shares with broker assistance.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BED BATH & BEYOND INC.
(Registrant)

Date: December 28, 2006	By:	/s/ Eugene A. Castagna
		Name:	Eugene A. Castagna
		Title:	Chief Financial Officer and Treasurer